Exhibit 21
Subsidiaries of the Registrant

Jurisdiction of
Subsidiary	Incorporation
Airwaves, Inc.	Delaware
Indiana Broadcasting LLC	Delaware
KXAN, Inc.	Delaware
KXTX Holdings, Inc.	Delaware
LIN Airtime, LLC	Delaware
LIN of Alabama, LLC	Delaware
LIN of Colorado, LLC	Delaware
LIN of New Mexico, LLC	Delaware
LIN of Wisconsin, LLC	Delaware
LIN Sports, Inc.	Delaware
LIN Television Corporation	Delaware
LIN Television of San Juan, Inc.	Delaware
LIN Television of Texas, Inc.	Delaware
LIN Television of Texas, L.P.	Delaware
LIN TV Corp.	Delaware
Linbenco, Inc.	Delaware
North Texas Broadcasting Corporation	Delaware
Primeland Television, Inc.	Delaware
Providence Broadcasting, LLC	Delaware
S&E Network, Inc.	Puerto Rico
Televicentro of Puerto Rico, LLC	Delaware
TVL Broadcasting of Rhode Island, LLC	Delaware
TVL Broadcasting, Inc.	Delaware
WAPA America, Inc.	Delaware
WAVY Broadcasting, LLC	Delaware
WDTN Broadcasting, LLC	Delaware
WIVB Broadcasting, LLC	Delaware
WNJX-TV, Inc.	Delaware
WOOD License Co., LLC	Delaware
WOOD Television, Inc.	Delaware
WTNH Broadcasting, Inc.	Delaware
WUPW Broadcasting, LLC	Delaware
WWHO Broadcasting, LLC	Delaware
WWLP Broadcasting, LLC	Delaware